EXHIBIT     16(iii)
                                                                -----------



                               LBVIP SERIES FUND, INC.
                               MONEY MARKET PORTFOLIO
                CALCULATION OF YIELD QUOTATIONS AS OF MARCH 30, 1990


Value of hypothetical pre-existing account
with exactly one share at the beginning
of the period...............................................$1.000000000

Value of same account (excluding capital changes)
at the end of the seven-day period.......................... 1.001502544
                                                            -------------
Net change in account value.................................$0.001502544
                                                            =============


Base Period Return:
  Net change in account value divided by
  beginning account value ($0.001502544/$1.000000000)        0.001502544
                                                             =============


Annualized Current Net Yield.................................      7.83% (a)
                                                             =============

Effective Yield..............................................      8.14% (b)



Footnotes:
---------------------------------------------------------------

(a)  Annualized Current Net Yield = (0.001502544 x (365/7))

                                          365/7
(b)  Effective Yield = ((0.001502544 + 1)       -1)


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